As filed with the Securities and Exchange Commission on March 10, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tabula Rasa HealthCare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	46-5726437
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

228 Strawbridge Drive, Suite 100

Moorestown, NJ 08057

(866) 648 - 2767

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Tabula Rasa HealthCare, Inc. 2016 Omnibus Incentive Compensation Plan

(Full title of the plan)

Brian W. Adams
Interim Chief Executive Officer
Tabula Rasa HealthCare, Inc.
228 Strawbridge Drive, Suite 100
Moorestown, NJ 08057
(866) 648 - 2767

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Celia A. Soehner, Esq.

Alexandra M. Good, Esq.

Morgan, Lewis & Bockius LLP

One Oxford Centre, 32nd Floor,

Pittsburgh, PA 15219

(412) 560-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”), relating to the Tabula Rasa HealthCare, Inc. 2016 Omnibus Incentive Compensation Plan (the “Plan”), is being filed pursuant to General Instruction E to Form S-8, for the purpose of registering an additional 1,356,454 shares (the “Shares”) of common stock (“Common Stock”), par value $0.0001 per share, of Tabula Rasa HealthCare, Inc. (the “Registrant”). The Shares are securities of the same class and relate to the same employee benefit plan for which Registration Statements on Form S-8 have previously been filed and are effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statements on Form S-8, File Nos. 333-214025, 333-216674, 333-223658, 333-230046, 333-236821, 333-253570, and 333-263059 filed with the Securities and Exchange Commission (the “Commission”) on October 7, 2016, March 14, 2017, March 14, 2018, March 4, 2019, March 2, 2020, February 26, 2021, and February 25, 2022, respectively, by the Registrant, relating to the Plan, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 10, 2023; and

(b)	The description of the Common Stock, as set forth in the Registration Statement on Form 8-A filed by the Registrant pursuant to Section 12 of the Exchange Act on September 22, 2016 and as updated by the description of the Common Stock set forth in Exhibit 4.3 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed by the Registrant on March 2, 2020.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules), shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Exhibit

4.1	Amended and Restated Certificate of Incorporation of Tabula Rasa HealthCare, Inc. (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 4, 2016 and incorporated by reference herein).

4.2	Amended and Restated Bylaws of Tabula Rasa HealthCare, Inc. effective as of October 4, 2016 (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 4, 2016 and incorporated by reference herein).

5.1	Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered.

23.1	Consent of Morgan, Lewis & Bockius LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP, independent registered public accounting firm, as to Tabula Rasa HealthCare, Inc.

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

99.1	Tabula Rasa HealthCare, Inc. 2016 Omnibus Incentive Compensation Plan (previously filed as Exhibit 10.15 to the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-208857) filed on September 19, 2016 and incorporated by reference herein).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moorestown, State of New Jersey, on this 10th day of March, 2023.

TABULA RASA HEALTHCARE, INC.

By	/s/ Brian W. Adams
Brian W. Adams
Interim Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian W. Adams and Thomas J. Cancro, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of Tabula Rasa HealthCare, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 10th day of March, 2023.

Signature	Title

/s/ Brian W. Adams	Interim Chief Executive Officer and President
Brian W. Adams	(principal executive officer)

/s/ THOMAS J. CANCRO	Chief Financial Officer
Thomas J. Cancro	(principal financial and accounting officer)

/s/ MICHAEL PURCELL	Chairman of the Board of Directors
Michael Purcell

/s/ SAMIRA K. BECKWITH	Director
Samira K. Beckwith

/s/ JAN BERGER	Director
Jan Berger

/s/ DENNIS K. HELLING	Director
Dennis K. Helling

/s/ RON MITCHELL	Director
Ron Mitchell

/s/ Kathrine O’ Brien	Director
Kathrine O’Brien

/s/ DEREK SCHRIER	Director
Derek Schrier

/s/ JONATHAN SCHWARTZ	Director
Jonathan Schwartz

/s/ PAMELA SCHWEITZER	Director
Pamela Schweitzer